UACSC 2000-B
                  UNION ACCEPTANCE CORPORATION
                           (Servicer)
                             June-00


NOTE BALANCE RECONCILIATION                                                           DOLLARS
                                                    CLASS A-1        CLASS A-2        CLASS A-3       CLASS A-4           CLASS B
                                                  -------------   --------------   --------------   --------------    -------------
Original Note Balances                            30,000,000.00   185,050,000.00   164,250,000.00   128,275,000.00    26,719,016.00
Beginning Period Note Balances                    30,000,000.00   185,050,000.00   164,250,000.00   128,275,000.00    26,719,016.00
Principal Collections - Scheduled Payments         5,338,123.11                -                -                -                -
Principal Collections - Payoffs                    9,028,814.98                -                -                -                -
Principal Withdrawal from Payahead                            -                -                -                -                -
Gross Principal Charge Offs                           45,033.54                -                -                -                -
Repurchases                                                   -                -                -                -                -
Accelerated Principal                                602,433.19                -                -                -                -
Principal shortfall, up to Accelerated Principal              -                -                -                -                -
Total Principal to be Distributed                 15,014,404.82                -                -                -                -
                                                  -------------   --------------   --------------   --------------    -------------
Ending Note Balances                              14,985,595.18   185,050,000.00   164,250,000.00   128,275,000.00    26,719,016.00
                                                  =============   ==============   ==============   ==============    =============


Note Factor                                           0.4995198        1.0000000        1.0000000        1.0000000        1.0000000
Interest Rate                                           6.63000%          7.1700%          7.4400%           7.540%           7.730%




NOTE BALANCE RECONCILIATION                                         NUMBERS
                                                       TOTAL
                                                  --------------     ------
Original Note Balances                            534,294,016.00     33,259
Beginning Period Note Balances                    534,294,016.00     33,259
Principal Collections - Scheduled Payments          5,338,123.11
Principal Collections - Payoffs                     9,028,814.98        603
Principal Withdrawal from Payahead                             -          0
Gross Principal Charge Offs                            45,033.54          2
Repurchases                                                    -          0
Accelerated Principal                                 602,433.19
Principal shortfall, up to Accelerated Principal
Total Principal to be Distributed                  15,014,404.82
                                                  --------------     ------
Ending Note Balances                              519,279,611.18     32,654
                                                  ==============     ======


Note Factor                                            0.9718986
Interest Rate                                             7.3395%

PRINCIPAL BALANCE RECONCILIATION

Original Principal Balance                                       534,294,016.52
Beginning Period Principal Balance                               534,294,016.52
Principal Collections - Scheduled Payments                         5,338,123.11
Principal Collections - Payoffs                                    9,028,814.98
Principal Withdrawal from Payahead                                            -
Gross Principal Charge Offs                                           45,033.54
Repurchases                                                                   -
                                                                 --------------
Ending Principal Balance                                         519,882,044.89
                                                                 ==============
Ending Note Balances                                             519,279,611.18
                                                                 ==============
Tail not sold                                                              0.52
                                                                 ==============
Cumulative Accelerate Principal                                      602,433.19
                                                                 ==============


CASH FLOW RECONCILIATION

Principal Wired                                                   14,367,059.05
Interest Wired                                                     3,477,915.87
Withdrawal from Payahead Account                                              -
Repurchases (Principal and Interest)                                          -
Charge Off Recoveries                                                         -
Interest Advances                                                     44,421.04
Collection Account Interest Earned                                    28,534.57
Spread Account Withdrawal                                                     -
Policy Draw for Principal or Interest                                         -
                                                                 --------------

Total Cash Flow                                                   17,917,930.53
                                                                 ==============


TRUSTEE DISTRIBUTION(7/10/00)

Total Cash Flow                                                   17,917,930.53
Unrecovered Advances on Defaulted Receivables                                 -
Servicing Fee (Due and Unpaid)                                                -
Interest to Class A-1 Noteholders, including any overdue amounts     143,650.00
Interest to Class A-2 Noteholders, including any overdue amounts     958,250.58
Interest to Class A-3 Noteholders, including any overdue amounts     882,570.00
Interest to Class A-4 Noteholders, including any overdue amounts     698,528.64
Interest to Class B Noteholders, including any overdue amounts       149,166.33
Principal to Class A-1 Noteholders, including any overdue amounts 15,014,404.82
Principal to Class A-2 Noteholders, including any overdue amounts             -
Principal to Class A-3 Noteholders, including any overdue amounts             -
Principal to Class A-4 Noteholders, including any overdue amounts             -
Principal to Class B Noteholders, including any overdue amounts               -
Insurance Premium                                                     71,239.20
Interest Advance Recoveries from Payments                                     -
Unreimbursed draws on the Policy for Principal or Interest                    -
Deposit to Payahead                                                      120.96
Payahead Account Interest to Servicer                                         -
Excess                                                                        -
                                                                 --------------

Net Cash                                                                      -
                                                                 ==============

Servicing Fee Retained from Interest Collections                     252,305.51


SPREAD ACCOUNT RECONCILIATION

Original Balance                                                   1,335,735.04
Beginning Balance                                                  1,335,735.04
Trustee Distribution of Excess                                                -
Interest Earned                                                        3,820.51
Spread Account Draws
Reimbursement for Prior Spread Account Draws
Distribution of Funds to Servicer
                                                                 --------------
Ending Balance                                                     1,339,555.55
                                                                 ==============

Required Balance                                                   6,678,675.21

FIRST LOSS PROTECTION AMOUNT RECONCILIATION

Original Balance                                                  26,714,700.83
Beginning Balance                                                 26,714,700.83
Reduction Due to Spread Account                                   (1,335,735.04)
Reduction Due to Accelerated Principal
Reduction Due to Principal Reduction
                                                                 --------------
Ending Balance                                                    25,378,965.79
                                                                 ==============

First Loss Protection Required Amount                             25,378,965.79
First Loss Protection Fee %                                                2.00%
First Loss Protection Fee                                             42,298.28


POLICY RECONCILIATION

Original Balance                                                 534,294,016.00
Beginning Balance                                                534,294,016.00
Draws                                                                         -
Reimbursement of Prior Draws                                                  -
                                                                 --------------
Ending Balance                                                   534,294,016.00
                                                                 ==============

Adjusted Ending Balance Based Upon Required Balance              521,024,526.69
                                                                 ==============
Required Balance                                                 521,024,526.69


PAYAHEAD RECONCILIATION


Beginning Balance                                                             -
Deposit                                                                  120.96
Payahead Interest                                                             -
Withdrawal                                                                    -
                                                                 --------------
Ending Balance                                                           120.96
                                                                 ==============

CURRENT DELINQUENCY
                                           PRINCIPAL       % OF ENDING
# PAYMENTS DELINQUENT       NUMBER          BALANCE        POOL BALANCE
---------------------       ------          -------        ------------
1 Payment                    213         3,012,893.06         0.58%
2 Payments                     2            21,360.52         0.00%
3 Payments                     1             9,189.94         0.00%
                             ---         ------------
Total                        216         3,043,443.52         0.59%
                             ===         ============



DELINQUENCY RATE (60+)
                                                                RECEIVABLE
                                             END OF PERIOD      DELINQUENCY
PERIOD                       BALANCE          POOL BALANCE         RATE
------                       -------          ------------         ----
Current                      30,550.46      519,882,044.89          0.01%
1st Previous                         -                   -          0.00%
2nd Previous                         -                   -          0.00%


NET LOSS RATE

                                                                                                    DEFAULTED
                                                     LIQUIDATION        AVERAGE                     NET LOSS
PERIOD                                BALANCE          PROCEEDS        POOL BALANCE                (ANNUALIZED)
------                                -------          --------        ------------                ------------
Current                               45,033.54              -      527,088,030.71                       0.10%
1st Previous                                  -              -                   -                       0.00%
2nd Previous                                  -              -                   -                       0.00%

Gross Cumulative Charge Offs          45,033.54                   Number of Repossessions                   2
Gross Liquidation Proceeds                    -                   Number of Inventoried Autos EOM           2
Net Cumulative Loss Percentage             0.01%                  Amount of Inventoried Autos EOM   27,500.00
Net Cumulative Loss Percentage
 (adjusted for estimated
 future Liquidation Proceeds)              0.00%
Trigger                                    0.75%
Status                                       OK



EXCESS YIELD TRIGGER
                                                               EXCESS YIELD
                            EXCESS          END OF PERIOD       PERCENTAGE
PERIOD                      YIELD           POOL BALANCE       (ANNUALIZED)
------                      -----           ------------       ------------
Current                    602,554.15      519,279,611.18         1.39%
1st Previous                        -                   -         0.00%
2nd Previous                        -                   -         0.00%
3rd Previous                        -                   -         0.00%
4th Previous                        -                   -         0.00%
5th Previous                        -                   -         0.00%

                                                  CURRENT
                                                   LEVEL      TRIGGER    STATUS
                                                   -----      -------    ------
Six Month Average Excess Yield                      N/A        1.50%      N/A

Trigger Hit in Current or any Previous Month                               NO







DATE: June 6, 2000                        /s/ Diane Slomka
                                          ---------------------------------
                                                  DIANE SLOMKA
                                                 FINANCE OFFICER